Exhibit 99.1

               Pier 1 Imports, Inc. Reports Fourth
            Quarter and Fiscal 2007 Financial Results


    FORT WORTH, Texas--(BUSINESS WIRE)--April 12, 2007--Pier 1 Imports, Inc. (NYSE:PIR) today announced results for the fourth quarter and fiscal year ended March 3, 2007. For the fourth quarter, the Company reported a net loss from continuing operations of $58,696,000, or $0.67 per share. For the fiscal year, the Company reported a net loss from continuing operations of $227,238,000, or $2.59 per share. Results for both periods included unusual charges and the effects of adopting a new accounting pronouncement, which are detailed below. Excluding these charges, the Company's net loss from continuing operations on a non-GAAP basis for the quarter would have been $12,937,000 or $0.14 per share and $113,121,000, or $1.28 per share for the fiscal year.

    Fourth Quarter Results

    Fourth quarter sales were $473,712,000, down 6.4% from last year's sales of $506,022,000, and comparable store sales declined 11.0%. For the fourth quarter, merchandise margins decreased 610 basis points from the year-ago period related primarily to an inventory valuation charge of approximately $32.5 million, or 690 basis points. This inventory charge was required to value certain excess inventory at the lower of cost or market based on a strategic decision to expedite the process to clear out the inventory by the end of the first quarter. This merchandise is comprised primarily of modern craftsman style items. Gross profit, after store occupancy costs, declined 740 basis points versus last year. Selling, general and administrative costs increased 4.5% from the same period last year primarily as a result of increased marketing expenses and the effects of unusual and other one-time charges. During the quarter, the Company incurred settlement and curtailment charges of $6.8 million in connection with its retirement plans. The charges were incurred as a result of write-offs of prior service cost and unamortized actuarial gains and losses in a defined benefit pension plan that was left with no active participants after the retirement of two senior executives whose obligations were settled in fiscal 2007.

    The Company's reported net loss of $58.7 million or $0.67 per share for the fourth quarter included $45.8 million in unusual and other one-time charges. The charges consisted of the following: a non-cash charge of $32.5 million or $0.37 per share for excess inventory write-down; one-time charges of $6.8 million or $0.08 per share in settlement and curtailment charges incurred in connection with retirement plans; a non-cash charge of $4.1 million or $0.05 per share in connection with goodwill impairment of Pier 1 Kids; and a non-cash charge of $2.4 million or $0.03 per share for store-level asset impairment charges.

    Reconciliation of 4th Quarter GAAP to Non-GAAP Loss per Share from Continuing Operations


                                                       Fourth Quarter
                                                          FY07    FY06
                                                       ------- -------
Loss per Share from Continuing Operations, less impact
 of:                                                   ($0.67) ($0.08)

 Write-down of excess inventory                         (0.37)      -
 Settlement and curtailment charges, retirement plan    (0.08)      -
 Goodwill impairment for Pier 1 Kids                    (0.05)      -
 Store-level asset impairments                          (0.03)  (0.04)
                                                       ------- -------

Non-GAAP Loss per Share from Continuing Operations     ($0.14) ($0.04)
                                                       ======= =======


    Full Year Fiscal 2007 Results

    Total fiscal 2007 sales were $1,623,216,000, a decrease of 8.6% from last year's sales of $1,776,701,000, and comparable store sales declined 11.3%. Merchandise margins decreased 230 basis points from the prior year and gross profit, after store occupancy costs, declined 470 basis points versus last year. Selling, general and administrative costs increased 10.3% primarily due to increases in marketing expenses, impairment charges and other one-time or unusual charges. Federal income tax benefit recorded for the year was related only to losses that can be carried back to offset income in prior years. Although any additional losses may be carried forward for several years to offset future income, no tax benefit will be provided until such future earnings are realized.

    The Company's reported fiscal 2007 net loss from continuing operations of $227.2 million or $2.59 per share included the effects of $114.1 million in unusual charges. These charges recorded during the year included the following: a non-cash charge of $32.5 million or $0.37 per share for excess inventory write-downs; a non-cash charge of $32.3 million or $0.37 per share for store-level asset impairment charges; a non-cash charge of $24.6 million or $0.28 per share to establish a valuation allowance against the Company's net deferred income tax assets that arose in prior years; one-time charges of $6.8 million or $0.08 per share in settlement and curtailment charges incurred in connection with retirement plans; a charge of $4.9 million or $0.06 per share attributable to litigation settlements and related costs; a non-cash charge of $4.5 million or $0.05 per share for stock option expense in compliance with SFAS 123R; a $4.5 million or $0.05 per share charge for relocation and integration of the Pier 1 Kids' headquarters and warehouse into Pier 1 facilities; and a non-cash charge of $4.1 million or $0.05 per share in connection with goodwill impairment of Pier 1 Kids.

    Reconciliation of Full Year GAAP to Non-GAAP Loss per Share from Continuing Operations


                                                          Full Year
                                                        FY07    FY06
                                                       ------- -------
Loss per Share from Continuing Operations, less impact
 of:                                                   ($2.59) ($0.32)
 Write-down of excess inventory                         (0.37)      -
 Store-level asset impairments                          (0.37)  (0.04)
 Deferred tax asset valuation allowance                 (0.28)      -
 Settlement and curtailment charges, retirement plan    (0.08)      -
 Litigation settlements and legal fees                  (0.06)      -
 SFAS 123R stock option expense                         (0.05)      -
 Pier 1 Kids relocation and integration                 (0.05)      -
 Goodwill impairment for Pier 1 Kids                    (0.05)      -
                                                       ------- -------

Non-GAAP Loss per Share from Continuing Operations     ($1.28) ($0.28)
                                                       ======= =======


    The Company ended the year with cash and cash equivalents of $167.2 million and no cash borrowings under its line of credit.
Inventories at the end of the year were $360.1 million, down $8.9 million, or 2.4% from last year's $369.0 million.

    Returning to Profitability and Beyond

    The Company will host a conference call to discuss the fourth quarter and fiscal year 2007 results, at 10:00 a.m. Central Time today. During the call, President and CEO, Alex Smith intends to outline the Company's business priorities and initiatives for fiscal 2008.

    Board of Directors

    At this year's annual shareholders' meeting, the number of seats on the Company's Board of Directors will increase from seven to eight. In addition to each current director, other than James M. Hoak, Jr., the Company's Board of Directors has nominated Cece Smith and Robert
B. Holland, III, to stand for election to the Board of Directors. On March 21, 2007, James M. Hoak, Jr. announced his desire to not stand for re-election.

    The Company's annual meeting for shareholders of record as of April 30, 2007 will be held in Fort Worth, Texas on June 28, 2007. More information about the meeting will be provided in the Company's notice and proxy statement for its annual meeting of shareholders which the Company plans to mail to shareholders of record on or about May 24, 2007.

    Sales Reporting Schedule Changes

    Going forward, the Company will no longer release sales information on a monthly basis and will shift to a quarterly reporting schedule. The Company believes that a quarterly reporting schedule will be more beneficial to its shareholders during this transition period by allowing more meaningful comparisons of sales results within the context of merchandise margins, selling, general and administrative expenses, and other performance criteria. Additionally, this move will reduce confusion in comparative reporting caused this year by the shift in the fiscal calendar.

    Conference Call Information

    Today's conference call is available on our website at www.pier1.com by linking through to the "Investor Relations" page and the "Events" page. You can dial into the conference at 1-800-498-7872 or, if international, dial 1-706-643-0435 and the conference ID number is 4249632. The teleconference will be held in a "listen-only" mode for all participants other than the Company's current sell-side analysts and buy-side investors.

    The replay will be available at about 12:00 p.m. (Central) for 24 hours and replay access can be dialed at 800-642-1687 or if international dial 706-645-9291 and reference the conference ID number 4249632.

    This release references non-GAAP loss per share information that includes 1) the write-down of excess inventory, 2) impairment charges on store-level assets, 3) the deferred tax valuation allowance, 4) settlement and curtailment charges related to retirement plans, 5) charges for litigation settlements and legal fees, 6) SFAS 123R stock option expense, 7) the relocation and integration of Pier 1 Kids, and
8) the impairment of Pier 1 Kids' goodwill.

    The Company believes that the non-GAAP financial measures allow management and investors to understand and compare the Company's operating results in a more consistent manner for the fourth quarter and full year of fiscal 2007. These non-GAAP measures should be considered supplemental and not a substitute for the Company's financial results that are recorded in accordance with generally accepted accounting principles for the periods presented.

    Any forward-looking projections or statements made in this press release should be considered in conjunction with the cautionary statements contained in the Company's most recently filed quarterly report on Form 10-Q. Management's expectations and assumptions regarding planned store openings, financing of Company obligations from operations, results from its new marketing, merchandising and store operations strategies, and other future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements. Risks and uncertainties that may affect Company operations and performance include, among others, the effects of terrorist attacks or other acts of war, conflicts or war involving the United States or its allies or trading partners, labor strikes, weather conditions or natural disasters that may affect sales, volatility of fuel and utility costs, the general strength of the economy and levels of consumer spending, consumer confidence, the availability of appropriate sites for locating stores and distribution centers, availability of a qualified labor force and management, the availability and proper functioning of technology and communications systems supporting the Company's key business processes, the ability of the Company to import merchandise from foreign countries without significantly restrictive tariffs, duties or quotas and the ability of the Company to source, ship and deliver items from foreign countries to its U.S. distribution centers at reasonable prices and rates and in a timely fashion. Refer to the Company's most recent SEC filings for discussion of these and other risks and uncertainties that may affect the Company's operations and performance.

    The Company assumes no obligation to update or revise its forward-looking statements even if experience, or future changes make it clear that any projected results expressed or implied will not be realized.

    Pier 1 Imports, Inc. is North America's largest specialty retailer of imported decorative home furnishings and gifts with Pier 1
Imports(R) stores in 49 states, Puerto Rico, Canada, and Mexico and Pier 1 Kids(R) stores in the United States. Information about the
Company is available on www.pier1.com.

                       (Financial Tables Follow)


                         Pier 1 Imports, Inc.
----------------------------------------------------------------------

                CONSOLIDATED STATEMENTS OF OPERATIONS
               (in thousands except per share amounts)
                             (unaudited)


                         Three Months Ended     Twelve Months Ended
                       March 3,  February 25,  March 3,   February 25,
                         2007       2006         2007        2006
                       --------- ------------ ----------- ------------

Net sales              $473,712     $506,022  $1,623,216   $1,776,701

Operating costs and
 expenses:
   Cost of sales
    (including buying
    and store occupancy
    costs)              357,085      344,235   1,149,257    1,175,011
   Selling, general and
    administrative
    expenses            164,835      157,690     649,005      588,273
   Depreciation and
    amortization         11,846       14,085      51,184       56,229
                       --------- ------------ ----------- ------------
                        533,766      516,010   1,849,446    1,819,513
                       --------- ------------ ----------- ------------

          Operating
           loss         (60,054)      (9,988)   (226,230)     (42,812)

Nonoperating (income)
 and expenses:
   Interest and
    investment income    (5,801)      (1,284)    (12,456)      (3,510)
   Interest expense       5,003          947      16,116        2,610
   Other income            (290)           -      (1,767)           -
                       --------- ------------ ----------- ------------
                         (1,088)        (337)      1,893         (900)
                       --------- ------------ ----------- ------------

Loss from continuing
 operations before
 income taxes           (58,966)      (9,651)   (228,123)     (41,912)
Income tax benefit         (270)      (2,666)       (885)     (14,441)
                       --------- ------------ ----------- ------------
   Loss from continuing
    operations          (58,696)      (6,985)   (227,238)     (27,471)

Discontinued
 operations:
 Loss from discontinued
  operations before
  income taxes                -       (8,241)       (638)     (17,583)
 Income tax benefit           -       (5,250)       (231)      (5,250)
                       --------- ------------ ----------- ------------
   Loss from
    discontinued
    operations                -       (2,991)       (407)     (12,333)

Net loss               $(58,696)     $(9,976)  $(227,645)    $(39,804)
                       ========= ============ =========== ============

Loss per share from
 continuing operations:
    Basic and diluted    ($0.67)      ($0.08)     ($2.59)      ($0.32)
                       ========= ============ =========== ============

Loss per share from
 discontinued
 operations:
    Basic and diluted         -       ($0.03)     ($0.01)      ($0.14)
                       ========= ============ =========== ============

Loss per share:
    Basic and diluted    ($0.67)      ($0.11)     ($2.60)      ($0.46)
                       ========= ============ =========== ============

Average shares
 outstanding during
 period:
    Basic and diluted    87,654       86,883      87,395       86,629
                       ========= ============ =========== ============


                         Pier 1 Imports, Inc.
----------------------------------------------------------------------

                     CONSOLIDATED BALANCE SHEETS
               (in thousands except per share amounts)
                             (unaudited)


                                                March 3,  February 25,
                                                  2007       2006
                                                --------- ------------
ASSETS

Current assets:
   Cash and cash equivalents, including
    temporary investments of $160,721 and
    $238,463, respectively                      $167,178     $246,115
   Beneficial interest in securitized
    receivables                                        -       50,000
   Other accounts receivable, net                 21,437       13,916
   Inventories                                   360,063      368,978
   Income tax receivable                          34,966       18,011
   Assets of discontinued operations                   -       32,359
   Prepaid expenses and other current assets      50,324       45,544
                                                --------- ------------
        Total current assets                     633,968      774,923

Properties, net                                  239,548      298,922
Other noncurrent assets                           42,954       96,016
                                                --------- ------------
                                                $916,470   $1,169,861
                                                ========= ============

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Accounts payable                              $95,609     $105,916
   Gift cards and other deferred revenue          66,130       63,835
   Accrued income taxes payable                    3,305        4,763
   Liabilities related to discontinued
    operations                                         -       16,841
   Other accrued liabilities                     119,541       97,493
                                                --------- ------------
        Total current liabilities                284,585      288,848

Long-term debt                                   184,000      184,000
Other noncurrent liabilities                      86,768      107,031

Shareholders' equity:
   Common stock, $1.00 par, 500,000,000 shares
    authorized, 100,779,000 issued               100,779      100,779
   Paid-in capital                               130,416      132,075
   Retained earnings                             337,178      582,221
   Cumulative other comprehensive income (loss)    2,408         (583)
   Less -- 12,981,000 and 13,761,000 common
    shares in treasury, at cost, respectively   (209,664)    (222,254)
   Less unearned compensation                          -       (2,256)
                                                --------- ------------
                                                 361,117      589,982
                                                --------- ------------
                                                $916,470   $1,169,861
                                                ========= ============


                         Pier 1 Imports, Inc.
----------------------------------------------------------------------

                CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in thousands)
                             (unaudited)

                                   March 3,  February 25, February 26,
                                    2007        2006         2005
                                  ---------- ------------ ------------
Cash flow from operating
 activities:
 Net income (loss)                $(227,645)    $(39,804)     $60,457
 Adjustments to reconcile to net
  cash provided by
 (used in) operating activities:
  Depreciation and amortization      63,496       78,781       75,624
  Loss on disposal of fixed assets      187        1,781          315
  Loss on impairment of fixed
   assets and long-lived assets      36,369        6,024          741
  Write-down of assets held for
   sale                                   -        7,441            -
  Stock-based compensation expense    5,464          636            -
  Deferred compensation              16,915       10,766        7,710
  Lease termination expense           4,003        4,176        2,243
  Deferred income taxes              24,576      (14,496)       2,035
  Other                              (3,121)         236        3,446
Changes in cash from:
  Sale of receivables in exchange
   for beneficial interest in
   securitized receivables          (15,914)     (74,550)     (91,071)
  Purchase of proprietary credit
   card receivables and other       (97,740)           -            -
  Proceeds from the sale of
   proprietary credit card
   operations                       144,622            -            -
  Inventories                         9,757          882       (6,860)
  Other accounts receivable,
   prepaid expenses and other
   current assets                   (14,428)     (22,778)     (11,302)
  Income tax receivable             (16,955)     (18,011)           -
  Accounts payable and accrued
   expenses                          (5,388)       7,369       21,572
  Income taxes payable               (1,595)      (6,966)     (14,116)
  Other noncurrent assets               566       (2,558)         336
  Other noncurrent liabilities      (28,074)      (3,226)           -
                                  ---------- ------------ ------------
     Net cash provided by (used
      in) operating activities     (104,905)     (64,297)      51,130
                                  ---------- ------------ ------------

Cash flow from investing
 activities:
  Capital expenditures              (28,600)     (50,979)     (99,239)
  Proceeds from disposition of
   properties                           173        1,401        3,852
  Proceeds from sale of
   discontinued operation (net of
   $3,397 cash included in sale of
   discontinued operation)           11,601            -            -
  Proceeds from sale of Pier 1
   National Bank (net of $2,208
   cash included in sale of Pier 1
   National Bank)                    10,754            -            -
  Proceeds from sale of restricted
   investments                       25,707        3,226            -
  Purchase of restricted
   investments                       (9,712)      (3,500)     (10,807)
  Collections of principal on
   beneficial interests in
   securitized receivables           21,907       60,240       99,712
                                  ---------- ------------ ------------
      Net cash provided by (used
       in) investing activities      31,830       10,388       (6,482)
                                  ---------- ------------ ------------

Cash flow from financing
 activities:
  Cash dividends                    (17,398)     (34,667)     (34,762)
  Purchases of treasury stock             -       (4,047)     (58,210)
  Proceeds from stock options
   exercised, stock purchase plan
   and other, net                     4,719        7,641       12,473
  Issuance of long-term debt              -      165,000            -
  Notes payable borrowings           69,000       86,500            -
  Repayment of notes payable        (69,000)     (86,500)           -
  Debt issuance costs                  (283)      (6,739)        (169)
  Purchase of call option                 -       (9,145)           -
                                  ---------- ------------ ------------
       Net cash provided by (used
        in) financing activities    (12,962)     118,043      (80,668)
                                  ---------- ------------ ------------

Change in cash and cash
 equivalents                        (86,037)      64,134      (36,020)
Cash and cash equivalents at
 beginning of period (including
 cash at discontinued operation of
 $7,100, $3,359, and $6,148,
 respectively)                      253,215      189,081      225,101
                                  ---------- ------------ ------------
Cash and cash equivalents at end
 of period (including cash at
 discontinued operation of $0,
 $7,100, and $3,359, respectively) $167,178     $253,215     $189,081
                                  ========== ============ ============


    CONTACT: Pier 1 Imports, Inc.
             Cary Turner, 817-252-8400